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                                                                    EXHIBIT 23.1

                                        COOPERS & LYBRAND L.L.P.
COOPERS
&LYBRAND                                a professional services firm


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference into this registration statement on Form S-3 of our report dated January 23, 1997, on our audits of the consolidated financial statements and financial statement schedule of Central Maine Power Company and subsidiary as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996. We also consent to the reference of our firm under the caption "Experts."

Portland, Maine                                 /s/ Coopers & Lybrand L.L.P.
September 8, 1997